Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

Contact: David Nelson
Vice President, Investor Relations
201-498-8840
david.nelson@cognizant.com

Press: Brian Maddox/Hannah Sloane
FD
212-850-5600
hannah.sloane@fd.com

COGNIZANT REPORTS FIRST QUARTER 2009 RESULTS

- Revenue up 16% year-over-year

Teaneck, NJ – May 5, 2009 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting and business process outsourcing services, today announced its first quarter 2009 financial results.

Highlights – First Quarter 2009

•	Quarterly revenue rose to $745.9 million, up 16% from the year-ago quarter.

•	Quarterly diluted EPS on a GAAP basis was $0.38, compared to $0.34 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation and stock-based Indian fringe benefit tax expenses, was $0.41, compared to $0.38 in the year-ago quarter.

•	GAAP and non-GAAP diluted EPS includes the negative impact of $0.01 in non-operating foreign currency exchange losses.

Revenue for the first quarter of 2009 rose to $745.9 million, up 16% from $643.1 million in the first quarter of 2008. GAAP net income was $113.1 million or $0.38 per diluted share compared to $101.9 million, or $0.34 per diluted share, in the first quarter of 2008. Diluted earnings per share on a non-GAAP basis were $0.41. GAAP operating margin for the quarter was 18.5%. Excluding stock based compensation expense of $11.8 million and stock-based Indian fringe benefit tax expense of $0.9 million, non-GAAP operating margin was 20.2%, above the Company’s targeted 19-20% range. Earnings for the quarter included $5 million, or $0.01 per share, of non-operating foreign currency exchange losses primarily resulting from the weakness in the European currencies and Indian Rupee during the period. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“We are pleased with our performance during the first quarter which exceeded our revenue guidance and demonstrated Cognizant’s continued ability to outperform the industry,” said Francisco D’Souza,

President and CEO of Cognizant. “Cognizant’s performance this quarter once again demonstrates the value of our long standing approach of continued reinvestment in our business. In the current economic downturn, as our clients face fundamental structural changes within their industries, they are looking for a partner that brings industry insight, consulting expertise, intellectual capital and world class thinking to the table. At Cognizant we understand the challenges our clients face. We help them navigate change to address these challenges. Our continuing strategy of reinvesting in our business to deepen our expertise, experience and ultimately, our value proposition, has meant we remain the trusted advisor to our customers in good times and bad, continuing our industry leading growth trajectory.”

Mr. D’Souza continued: “Looking to the full year, we remain confident of achieving our full year guidance of at least 10% revenue growth. We will continue to adhere to our business strategy and strategically manage our way through the current market turmoil to capture new opportunities so that we can emerge from this downturn in an even stronger position than when we entered it.”

2009 Outlook – Second Quarter & Full Year

The Company is providing the following guidance:

•	Second quarter 2009 revenue anticipated to be at least $760 million.

•

Second quarter 2009 diluted EPS is expected to be $0.37 on a GAAP basis and $0.42 on a non-GAAP basis, which excludes $0.05 of estimated stock-based compensation and stock-based Indian fringe benefit tax expense.

•	Fiscal 2009 revenue expected to be at least $3.1 billion, up at least 10% compared to 2008.

•

Fiscal 2009 diluted EPS expected to be at least $1.53 on a GAAP basis, and at least $1.71 on a non-GAAP basis, which excludes $0.18 of estimated stock-based compensation and stock-based Indian fringe benefit tax expense. Full-year EPS guidance is inclusive of the $0.01 non-operating foreign currency exchange loss in the first quarter.

•	Due to continued volatility in the currency markets, EPS guidance excludes any future non-operating foreign currency exchange gain or loss.

“During the quarter, we continued to focus on operational excellence, thus generating cost savings which can be reinvested in differentiating ourselves in the marketplace and generating industry-leading long-term revenue growth,” said Gordon Coburn, Chief Financial and Operating Officer. “In addition, we continued to strengthen our balance sheet and ended the quarter with approximately $969 million in cash, short-term and long-term investments. We repurchased over $12 million of shares during the first quarter, and we remain confident in our ability to continue to prosper despite the economic downturn and to continue to deliver shareholder value.”

Conference Call

Cognizant will host a conference call May 5, at 10:00 a.m. (ET) to discuss the Company’s quarterly results. To listen to the call, please dial (800) 374-0467 domestically or (706) 679-3288 internationally and provide the conference ID number: 95699431. The call will also be broadcast live via the Internet at Cognizant’s web site, www.cognizant.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay will be made available on the web site at www.cognizant.com or by calling (800) 642-1687 for domestic callers and (706) 645-9291 for international callers and entering “95699431” from two hours after the end of the call until 11:59 p.m. (ET) on May 12, 2009.

About Cognizant Technology Solutions

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting and business process outsourcing services. Cognizant’s single-minded passion is to dedicate our global technology and innovation know-how, our industry expertise and worldwide resources to working together with clients to make their businesses stronger. With over 50 global delivery centers and 63,700 employees as of March 31, 2009, we combine a unique onsite/offshore delivery model infused by a distinct culture of customer satisfaction. A member of the NASDAQ-100 Index and S&P 500 Index, Cognizant is a Forbes Global 2000 company and a member of the Fortune 1000 and is ranked among the top information technology companies in BusinessWeek’s Hot Growth and Top 50 Performers listings. Visit us online at www.cognizant.com.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Cognizant’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs and stock-based Indian fringe benefit tax expense, of 19% to 20% of revenues. Accordingly, we believe that non-GAAP operating margin and non-GAAP diluted earnings per share, excluding stock-based compensation costs and stock-based Indian fringe benefit tax expense, are meaningful measures for investors to evaluate our financial performance. For our internal management reporting and budgeting purposes, we use financial statements that do not include stock-based compensation expense and stock-based Indian fringe benefit tax expense for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Moreover, because of varying available valuation methodologies and the variety of award types that companies can use under FAS 123R, we believe that providing non-GAAP financial measures that exclude stock-based compensation allows investors to make additional comparisons between our operating results to those of other companies. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely, stock-based compensation and stock-based Indian fringe benefit tax expense, that are recurring. Stock-based compensation and the related stock-based Indian fringe benefit tax expense will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

-tables to follow-

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008
Revenues	$745,862	$643,106

Operating expenses:

Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	419,708	366,265
Selling, general and administrative expenses	166,872	148,853
Depreciation and amortization expense	21,152	16,293

Income from operations	138,130	111,695

Other income (expense), net:
Interest income	2,470	6,220
Other income / (expense), net	(5,111)	3,954

Total other income / (expense), net	(2,641)	10,174

Income before provision for income taxes	135,489	121,869

Provision for income taxes	22,357	19,996

Net income	$113,132	$101,873

Basic earnings per share	$0.39	$0.35

Diluted earnings per share	$0.38	$0.34

Weighted average number of common shares outstanding	291,613	288,171

Weighted average number of common and dilutive shares outstanding	297,993	299,052

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	March 31, 2009	December 31, 2008
Assets
Current Assets
Cash and cash equivalents	$758,568	$735,066
Short-term investments	50,072	27,513
Trade accounts receivable, net of allowances of $13,572 and $13,441, respectively	527,344	517,481
Unbilled accounts receivable	73,363	62,158
Deferred income tax assets	44,478	48,315
Other current assets	71,831	77,586

Total Current Assets	1,525,656	1,468,119
Property and equipment, net	456,301	455,254
Long-term investments	160,482	161,693
Goodwill	155,006	154,035
Other intangible assets, net	47,037	47,790
Deferred income tax assets, net	49,133	52,816
Other assets	35,430	34,853

Total Assets	$2,429,045	$2,374,560

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$55,713	$39,970
Deferred revenue	31,706	38,123
Accrued expenses and other liabilities	253,101	309,484

Total Current Liabilities	340,520	387,577
Deferred income tax liabilities, net	1,837	7,294
Other noncurrent liabilities	13,977	14,111

Total Liabilities	356,334	408,982

Stockholders’ Equity	2,072,711	1,965,578

Total Liabilities and Stockholders’ Equity	$2,429,045	$2,374,560

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

(In thousands, except per share amounts)

	Three Months Ended March 31,				Three Months Ended March 31,
	2009 GAAP	2009 Adjustments		2009 Non-GAAP	2008 GAAP	2008 Adjustments		2008 Non-GAAP
Income from operations	$138,130	$12,708	(a)	$150,838	$111,695	$13,901	(b)	$125,596

Operating margin	18.5%	1.7%	(a)	20.2%	17.4%	2.1%	(b)	19.5%

Diluted earnings per share	$0.38	$0.03	(c)	$0.41	$0.34	$0.04	(c)	$0.38

Notes:

(a)	Adjustment to exclude stock-based compensation of $11,763 and stock-based Indian fringe benefit tax expense of $945 from income from operations of which $4,448 was reported in cost of revenues and $8,260 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(b)	Adjustment to exclude stock-based compensation of $12,984 and stock-based Indian fringe benefit tax expense of $917 from income from operations of which $5,946 was reported in cost of revenues and $7,955 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(c)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit and stock-based Indian fringe benefit tax expense. The stock-based Indian fringe benefit tax expense is a nondeductible expense since the cost is recovered from employees.